Cohen & Co

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 20, 2018, relating to the financial statements and financial highlights of Broadview
Funds Trust comprising Broadview Opportunity Fund, for the year ended September 30, 2018, and to the references to our firm under the headings "Service Providers" and "Financial Highlights".

/s/ Cohen & Company Ltd.

Cohen & Company, Ltd.
Milwaukee, Wisconsin
July 16, 2019